STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                      FILING CERTIFICATION (CERTIFIED COPY)

                           ALUMET SMELTING CORPORATION

         I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Incorporation Certificate of Merger as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

                                                    IN TESTIMONY WHEREOF, I have
                                                      hereunto set my hand and
                                                      affixed my Official Seal
                                                         at Trenton, this
                                                      9th day of June, 2000

                                                       /s/ ROLAND M MACHOLD
                                                       --------------------
                                                          Roland M Machold
                                                              Treasurer

                                   0389  0483

                          CERTIFICATE OF INCORPORATION
                                       OF
                           ALUMET SMELTING CORPORATION

                       *********************************

           Signed by the undersigned for the purpose of forming a corporation under the New Jersey Business Corporation Act.

               FIRST: The name of the corporation is:

                         "ALUMET SMELTING CORPORATION"

           SECOND: The purposes for which this corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

           THIRD: The address of the corporation's initial registered office and the name of the corporation's initial registered agent at such address are Stephen E. Lampf, Esq., 80 Main Street, West Orange, New Jersey 07052.

           FOURTH: The aggregate number of shares which this corporation shall have authority to issue is Two Thousand Five Hundred (2,500) shares without nominal or par value.

           FIFTH: The number of directors constituting the first Board of Directors is two (2) and the names and addresses

                                   0389  0484


of the persons who are to serve as such directors are:

         Bella Dub                                   Barney Shlomy
         67-51 180th Street                          P.O. Box 218
         Flushing, New York                          Whitehead Avenue
                                                     South River, New Jersey

           SIXTH: The name and address of the incorporator is Stephen E. Lampf, Esq., 80 Main Street, West Orange, New Jersey 07052

           IN WITNESS WHEREOF, this Certificate of Incorporation has been signed this 11th day of April, 1980.


                                            /s/ Stephen E. Lampf
                                            ----------------------
                                            STEPHEN E. LAMPF, ESQ.
                                            Sole Incorporator

                                   0389  0485

                          CERTIFICATE OF INCORPORATION



                          ALUMET SMELTING CORPORATION



                             DATED: April 11, 1980



                    LAMPF, PLEVA, LIPKIND, PRUPIS & PETIGROW
                           A PROFESSIONAL CORPORATION
                               COUNSELLORS AT LAW
                                 80 MAIN STREET
                         WEST ORANGE, NEW JERSEY 07052

FILED AND RECORDED
APR 28 1980
DONALD LAN
SECRETARY OF STATE

0100112154

                               STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                    CERTIFICATE RELATIVE TO CORPORATE FILING

                           ALUMET SMELTING CORPORATION

                          I, the Treasurer of the State of New
                     Jersey, do hereby certify that the above named business did on October 22, 1980, file and record in this department a certificate of Certificate of Merger Stamped Filed Page as by the statutes of this state required.

                                                    IN  TESTIMONY WHEREOF, I
                                                        have hereunto set my
                                                        hand and affixed my
                                                        Official Seal at
                                                        Trenton, this 9th day of
                                                        June, 2000

                                                  /s/ ROLAND M MACHOLD
                                                  --------------------
                                                    Roland M Machold
                                                        Treasurer

                              CERTIFICATE OF MERGER

           Pursuant to Section 14A: 10-4 of the New Jersey Business Corporation Act, the undersigned corporations execute the following Certificate of Merger:

           FIRST: A Plan of Merger (a copy of which is annexed hereto) was approved by the shareholders and directors of each of the undersigned corporations in the manner prescribed by Chapter 10 of the New Jersey Business Corporation Act.

           SECOND: As to each of the corporations, the number of shares outstanding are as follows:


    NAME OF                          NUMBER OF SHARES
  CORPORATION                          OUTSTANDING            DESIGNATION
  -----------                        ----------------         -----------
ALUMET CORP.                               1000              COMMON-VOTING
ALUMET SMELTING CORPORATION                 300              COMMON-VOTING

           THIRD: As to each corporation, the total number of shares voted for and against the Plan of Merger are as follows:

                                          TOTAL VOTED           TOTAL VOTED
NAME OF CORPORATION                          FOR                  AGAINST
-------------------                       -----------           -----------
ALUMET CORP.                                1000                    NONE
ALUMET SMELTING CORPORATION                  300                    NONE

           FOURTH: Pursuant to Section 14A:10-4(2) of the New Jersey Business Corporation Act, the merger is to become effective at the close of business on September 30, 1980

           IN WITNESS WHEREOF, each corporation has been caused these presents to be signed by its duly authorized corporate officers and its corporate seal to be hereunto affixed, as of the 30 day of September, 1980.

ATTEST:                                     ALUMET CORP


/s/ BARNEY SHLOMY                           BY: /s/ BELLA DUB
-----------------                             -----------------
BARNEY SHLOMY, SECRETARY                      BELLA DUB, PRESIDENT

                                            ALUMET SMELTING CORPORATION
ATTEST:

BARNEY SHLOMY, SECRETARY                    BY: /s/ BELLA DUB
------------------------                      -----------------
BARNEY SHLOMY, SECRETARY                      BELLA DUB, PRESIDENT

                                 PLAN OF MERGER

           Pursuant to the provisions of Chapter 10 of Title 14A of the New Jersey Business Corporation Act, the following named corporations hereby establish a Plan of Merger.

           FIRST: The name of the corporations proposing to merge are:

               ALUMET SMELTING CORPORATION
               ALUMET CORP.

           SECOND: The name of the corporation into which the aforesaid corporations propose to merge is ALUMET SMELTING CORPORATION.

           THIRD: The terms and conditions of the proposed merger are as follows:

           (a) Upon the effective date of merger, the separate corporate existence of ALUMET CORP., shall cease and ALUMET SMELTING CORPORATION the surviving corporation shall become the owner, without other transfer, of all the rights and property of the merging corporation, and the surviving corporation shall become subject to all the debts and liabilities of the merging corporation in the same manner as if the surviving corporation had itself incurred them.

                  (b) The Certificate of Incorporation of ALUMET SMELTING CORPORATION shall remain and continue to be the

Certificate of Incorporation of the surviving corporation following the effective date of the merger until the same shall be altered or amended according to the provisions thereof.

           FOURTH: The method of converting the shares of the merging corporation into shares of the surviving corporation shall be as follows:

           (a) Each share of common stock of ALUMET CORP. shall be exchanged for .33 shares of ALUMET SMELTING CORPORATION, which shares of the surviving corporation shall thereupon be issued and outstanding.

           (b) After the effective date of the merger holders of certificates for shares of common stock in ALUMET CORP. shall surrender them to the surviving corporation, or its duly appointed agent, in such a manner as the surviving corporation shall legally require. On receipt of said share certificates, the surviving corporation shall issue in exchange therefore a certificate of shares of common stock in the surviving corporation representing the number of shares of such stock to which the holder shall be entitled as hereinabove set forth.

           FIFTH: Neither the merging corporation nor the surviving corporation shall, prior to the effective date of the merger, engage in any activity or transaction other than in the ordinary course of business, except as contemplated by this Plan of Merger.

           SIXTH: This Plan of Merger shall be submitted to the shareholders of the constituent corporations for their approval in the manner provided by the applicable laws of the State of New Jersey, at a meeting to be held on or before
                   , 1980 or at such other time as the Boards of Directors of the constituent corporations shall agree.

           SEVENTH: The directors of any constituent corporation may, in their discretion, abandon this merger, subject to the rights of third parties under the contracts relating thereto, without further action or approval by the shareholders of the corporation, at any time before the merger has been completed.

                                            ALUMET SMELTING CORPORATION

                                            BY:  /s/ BELLA DUB
                                              -----------------------
                                                 BELLA DUB, PRESIDENT

                                            ALUMET CORP.

                                            BY: /s/ BELLA DUB
                                              -----------------------
                                                 BELLA DUB, PRESIDENT


                                      -3-